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                                                                     Exhibit 4.3


                                 FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 10, 1999

                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is among ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation ("ALT"), TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation ("TTI"), the financial institutions and other entities party to the Credit Agreement referred to below as Lenders (the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Issuing Lender and Swing Line Lender under such Credit Agreement.

                             PRELIMINARY STATEMENTS:

                  1. Reference is made to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of October 29, 1999 among ALT, TTI, the Lenders, Mellon Bank, N.A. and The Chase Manhattan Bank, as Syndication Agents, The Bank of New York, Bank One, NA and National City Bank of Pennsylvania, as Co-Agents and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

                  2. ALT and TTI have requested an amendment to the definition of the term "ALT Closing Date" as set forth in the Credit Agreement and the Lenders have agreed, subject to the provisions of this Amendment, to amend the Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree intending to be legally bound, as follows:

                  SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Amendment Effective Date (as defined in Section 2 hereof), the Credit Agreement is hereby amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

                  "'ALT Closing Date' means the date on which all the conditions precedent in Section 4.02 are satisfied or waived in accordance with
         Section 4.02, which date shall be no later than December 15, 1999.

                  'Maturity Date' means (i) if the ALT Closing Date does not occur on or before December 15, 1999, December 15, 1999, (ii) if the TTI Closing Date does not occur on or


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         before the date that is one month following the ALT Closing Date, the date that is one month following the ALT Closing Date, (iii) otherwise, the date that is five years following the ALT Closing Date, in each case, as it may be earlier terminated or extended in accordance with the terms hereof."

                  (b) Section 2.08(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(e) LENDERS' UPFRONT FEE. ALT shall pay to Administrative Agent, for the respective accounts of Lenders pro rata according to their Pro Rata Share, an upfront fee in an amount set forth in a separate letter from the Arranger to each Lender and acknowledged by that Lender as the applicable upfront fee for such Lender. Such upfront fee shall be payable in two equal installments of 50% of the total amount of such upfront fee, with the first such installment due and payable on November 24, 1999 and the second such installment due and payable on the earlier of the ALT Closing Date and the Maturity Date. Such upfront fees are for the combined Commitments made by each Lender under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable."

                  SECTION 2. CONDITIONS TO EFFECTIVENESS. The amendments set forth herein shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have executed this Amendment and shall have received counterparts of this Amendment executed by ALT, TTI and each Lender.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of ALT and TTI represents and warrants as follows:

                  (a) AUTHORITY. Each of ALT and TTI has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (in each case as modified hereby) to which it is a party. The execution, delivery and performance by each of ALT and TTI of this Amendment and the performance by each Borrower Party of each Loan Document (in each case as modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Borrower Party and no other corporate proceedings on the part of such Borrower Party are necessary to consummate such transactions.

                  (b) ENFORCEABILITY. This Amendment has been duly executed and delivered by each of ALT and TTI. This Amendment and each Loan Document (in each case as modified hereby) is the legal, valid and binding obligation of each Borrower Party party hereto and thereto, enforceable against such Borrower Party in accordance with its terms, and is in full force and effect.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in each Loan Document executed and delivered on the Signing Date and (except to the extent that such representations and warranties specifically refer to any earlier date) are true and



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correct on and as of the date hereof as though made on and as of the date hereof and will be true and correct on and as of the Amendment Effective Date as though made on and as of such date.

                  (d) NO DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default under any Loan Document executed and delivered on the Signing Date.

                  SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS AND THE CREDIT DOCUMENTS.

                  (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

                  (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents executed and delivered on the Signing Date are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 5. COSTS, EXPENSES AND TAXES. ALT agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including reasonable Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under this Amendment, and any other documents prepared in connection herewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including all Attorney Costs. The foregoing costs and expenses shall include all (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents (as modified hereby). Any amount payable by ALT under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.



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                  SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [Signature Pages Follow]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                      ALLEGHENY TELEDYNE INCORPORATED

                                      By:  /s/ Robert S. Park
                                           ---------------------------------
                                      Name:    Robert S. Park

                                      Title:   Vice President-Treasurer




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                                  TELEDYNE TECHNOLOGIES INCORPORATED

                                  By:  /s/  Stefan Riesenfeld
                                       ---------------------------------
                                  Name:     Stefan Riesenfeld

                                  Title:    Executive Vice President and Chief
                                            Financial Officer










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                                           BANK OF AMERICA, N.A.,
                                             as Administrative Agent


                                           By:  /s/ Gina Meador
                                                ---------------------------
                                           Name:    Gina Meador

                                           Title:   Vice President




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                              BANK OF AMERICA, N.A.,
                                as Issuing Lender, Lender and Swing Line Lender

                              By:  /s/ Michelle L. Hilse
                                   --------------------------------
                              Name:    Michelle L. Hilse

                              Title:   Vice President




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                                           MELLON BANK, N.A.,
                                             as Syndication Agent and Lender

                                           By:  /s/ John N. Cate
                                                ----------------------------
                                           Name:    John N. Cate

                                           Title:   Vice President




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                                           THE CHASE MANHATTAN BANK,
                                             as Syndication Agent and Lender


                                           By:  /s/ Richard C. Smith
                                                --------------------------
                                           Name:    Richard C. Smith

                                           Title:   Vice President




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                                           THE BANK OF NEW YORK,
                                             as Co-Agent and Lender


                                           By:  /s/ Elizabeth T. Ying
                                                ---------------------------
                                           Name:    Elizabeth T. Ying

                                           Title:   Vice President



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                                           BANK ONE, NA,
                                             as Co-Agent and Lender

                                           By:  /s/ Mark A. Isley
                                                ----------------------------
                                           Name:    Mark A. Isley

                                           Title:   First Vice President



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                                           NATIONAL CITY BANK OF PENNSYLVANIA,
                                             as Co-Agent and Lender

                                           By:  /s/ Michael A. Heinricher
                                                ------------------------------
                                           Name:    Michael A. Heinricher

                                           Title:   Assistant Vice President



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                                           BANK OF TOKYO - MITSUBISHI TRUST
                                           COMPANY,
                                             as Lender

                                           By:  /s/ J. R. Jeffers
                                                ------------------------------
                                           Name:    J. R. Jeffers

                                           Title:   SVP & Manager



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                                           THE FUJI BANK, LIMITED,
                                             as Lender

                                           By:  /s/ Hiromitsu Ugawa
                                                ----------------------------
                                           Name:    Hiromitsu Ugawa

                                           Title:   Senior Vice President





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                                           WACHOVIA BANK, N.A.,
                                             as Lender

                                           By:  /s/ Charles S. Zimmerman
                                                ------------------------------
                                           Name:    Charles S. Zimmerman

                                           Title:   Vice President